UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2019

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	The New York Stock Exchange

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.

On September 30, 2019, EnerSys (the “Company”) completed the acquisition (the “Transaction”) of all of the equity of N Holding AB, a Swedish limited company, as further described in the press release filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 19, 2019. The Company completed the Transaction pursuant to the Purchase Agreement, dated September 18, 2019, by and among the Company and Altor Fund II GP Limited, a Jersey company, and the persons listed as minority sellers therein, as described in the Company’s Current Report on Form 8-K filed on September 19, 2019.

The information under Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Securities and Exchange Act of 1934 or under the Securities Act of 1933, except to the extent specifically provided in any such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: September 30, 2019	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer